Exhibit 5.1

                             HILL & BARLOW,
                     a Professional Corporation
                       One International Place
                    Boston, Massachusetts 02110
                            (617)428-3000



TERRENCE W. MAHONEY
Direct Line:  617-428-3306
tmahoney@hillbarlow.com


                                         July 28, 1997


New England Business Service, Inc.
500 Main Street
Groton, Massachusetts 01471

Ladies and Gentlemen:

	We have acted as counsel for New England Business Service, Inc., a Delaware corporation (the "Company"), with respect to a proposed offering (the "Offering") of a maximum of 450,000 shares (the "Shares") of the Company's common stock, $1.00 par value per share ("Common Stock"), to eligible employees of the Company pursuant to the 401(k) Plan for Employees of New England Business Service, Inc., as amended (the "Plan"), and we have assisted you in the preparation of a Registration Statement on Form S-8
(the "Registration Statement") with respect to the Offering.

	We have made such examination of law and have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records and such other documents, including the Plan and the related trust agreement, as we have considered relevant and necessary for the opinions hereinafter set forth. We have assumed that you will take all steps necessary to comply with the Securities Act of 1933, as amended, and applicable state laws in connection with the offering and sale of the Shares. We have further assumed that you will submit the Plan to the Internal Revenue Service (the "Service") with a request that the Service issue a favorable determination letter, and you will make such amendments to the Plan as may be required by the Service in connection therewith.

	Based on the foregoing, we express the following
opinions:
	1.	The issuance of the Shares has been duly
authorized by all necessary corporate action of the Company.

	2. 	The Plan has been duly adopted by the Company.

	3.	The Shares, upon issuance as provided in the
Plan, will be validly issued, fully paid and non-assessable under the Delaware General Corporation Law as in effect on this date.

	4.	The written documents constituting the Plan
comply in form with the qualification requirements of
Section 401(a) of the Internal Revenue Code of 1986, as amended and as in effect on this date, applicable to the Plan.

	We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.



                                 Very truly yours,
                                 HILL & BARLOW,
                                 a Professional Corporation

                                 /s/ Terrence W. Mahoney
                                 --------------------------
                                 Terrence W. Mahoney,
                                 a Member of the Firm